Exhibit 99.1

Leslie’s, Inc. Announces First Quarter 2026 Financial Results

Sales and adjusted EBITDA in-line with Company expectations, reiterates full year guide

80 underperforming stores closed during Q1 2026

Improved inventory efficiency with ~23% reduction year-over-year

PHOENIX – February 17, 2026 – Leslie’s, Inc. (NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for the fiscal first quarter 2026.

Jason McDonell, Chief Executive Officer, said, “Leslie’s transformation journey is gaining momentum as we execute with precision and urgency. Our first quarter results met our expectations, and we’ve made meaningful optimization progress across stores, distribution, SKUs, and costs. While Q1 and Q2 historically represent approximately 25% of annual revenue, to start Q2, we are seeing encouraging momentum with positive comparable store sales in January. This, coupled with the progress we’re making on our transformation initiatives, gives us conviction in delivering our full-year commitments.”

McDonell added, “As we move into the 2026 pool season, we are implementing a strategic pricing transformation, a fundamental shift to value pricing supported by our ‘New Low Prices, Same Great Quality’ campaign launching to coincide with pool season. This strategy positions our field organization to leverage our proprietary 10-point AccuBlue® water testing, enabling a consultative in-store approach that drives consumer engagement, conversion, basket size, and loyalty. Through renewed pricing and revitalized marketing, we are well positioned to grow our active customer file by re-engaging lapsed consumers and attracting new customers.”

“Our four strategic pillars: customer centricity, convenience, asset utilization, and cost optimization continue to guide our unwavering commitment to becoming America’s one-stop shop for pool care, positioning Leslie’s for sustainable, profitable future growth. I want to thank our teams nationwide and all stakeholders for their support on Leslie’s transformation journey,” concluded McDonell.

Fiscal First Quarter Ended January 3, 2026 Results

•
Sales were $147.1 million, a decrease of 16.0% compared to $175.2 million in the prior year period. Comparable sales decreased 15.5%.
•
Gross profit was $27.1 million, a decrease of 43.3% compared to $47.7 million in the prior year period. Gross margin decreased to 18.4% compared to 27.2% in the prior year period due to $6.4 million of non-cash impairment relating to the closure of 80 stores and overall lower product margin on core chemicals.
•
Selling, general and administrative expenses (“SG&A”) were $85.7 million compared to $87.4 million in the prior year period.
•
Non-cash impairment charge of $10.1 million, comprised of asset write-offs related to the closure of 80 underperforming stores and one distribution center. No impairment charges were recorded in the comparable prior year period.

•
Net loss was $83.0 million compared to $44.6 million in the prior year period mainly driven by the non-cash impairment charges relating to the closure of 80 stores during the period.
•
Adjusted net loss was $48.7 million compared to $40.7 million in the prior year period.
•
Diluted loss per share was $8.92 compared to $4.82 in the prior year period. Adjusted diluted loss per share was $5.24 compared to $4.40 in the prior year period.
•
Adjusted EBITDA decreased to $(40.3) million compared to $(29.3) million in the prior year period.

Balance Sheet Highlights

•
Capital expenditures totaled $4.3 million in the period ended January 3, 2026 compared to $4.7 million in the period ended December 28, 2024.
•
Cash and cash equivalents totaled $3.6 million as of January 3, 2026, a decrease of $8.0 million, compared to $11.6 million as of December 28, 2024.
•
Inventories totaled $210.0 million as of January 3, 2026, a decrease of $61.1 million or 22.5%, compared to $271.1 million as of December 28, 2024.
•
Total liquidity of $128.3 million from cash on-hand and borrowings available under the credit facility.

Full Year Fiscal 2026 Expectations

The company reiterated its outlook for the full year fiscal 2026.

As is typical of our business, we anticipate generating the majority of our sales and earnings during the second half of the year driven by the seasonal nature of our industry. The guide provided is for the 52-week period of Fiscal Year 2026 and includes the impact on revenue of the store closures noted above as well as the addback of expected costs incurred with these closures.

Sales	$1,100 million to $1,250 million
Adjusted EBITDA	$55 million to $75 million
Capital Expenditures	$20 million to $25 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

The company will host a conference call at 5:00 p.m. Eastern time on February 17, 2026 to discuss the financial results for the first quarter of fiscal 2026 as well as progress against the company’s strategic transformation initiatives. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A replay of the conference call will be available within approximately three hours of the conclusion of the call and will be available on the company’s Investor Relations website for 180 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide. The company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The company operates an integrated ecosystem of approximately 950 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net loss, and Adjusted diluted loss per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net loss, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Loss and Adjusted Diluted Loss per Share

Adjusted net loss and Adjusted diluted loss per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net loss and Adjusted diluted loss per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net loss is defined as net loss adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, change in valuation allowance for deferred taxes, and other non-recurring, non-cash, or discrete items. Adjusted diluted loss per share is defined as Adjusted net loss divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, strategic transformation plan, value proposition, dispositions, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “deliver,” “well-positioned,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes, or the timing of our results or outcomes, could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth and cost optimization strategies, including our strategic pricing transformation;
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our expectations regarding our cash resources and cash generation from normal operations;
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supply disruptions or increased costs, including as a result of trade policies;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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our ability to maintain the integrity of our supply chain without disruption;
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our ability to successfully streamline our operations and improve long-term profitability, including through the closure of underperforming U.S. stores;
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competition from mass merchants, online platforms and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, inflationary pressures and changes in trade policies, including tariffs or other trade restrictions or the threat of such actions), consumer purchasing patterns and cost consciousness, geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our manufacturing facilities and distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to execute on our management transition plans and to attract and retain senior management and other qualified personnel;
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regulatory changes and developments affecting our current and future products including evolving legal standards, regulations and stakeholder expectations concerning environmental, and sustainability matters;
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our ability to timely service, pay off or refinance existing debt and incur additional debt on terms and at rates acceptable to us;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to regain and maintain compliance or comply with Nasdaq listing standards;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended October 4, 2025 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release The results, outcomes, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes, or the timing of results and outcomes, could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Tom Filandro

Partner, ICR

Lesliesir@icrinc.com

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended
	January 3, 2026	December 28, 2024
	(Unaudited)	(Unaudited)
Sales	$147,128	$175,228
Cost of merchandise and services sold	120,059	127,511
Gross profit	27,069	47,717
Selling, general and administrative expenses	85,669	87,417
Impairment	10,148	-
Operating loss	(68,748)	(39,700)
Interest expense	13,536	15,763
Net loss before taxes	(82,284)	(55,463)
Income tax expense (benefit)	687	(10,899)
Net loss	$(82,971)	$(44,564)
Loss per share:
Basic	$(8.92)	$(4.82)
Diluted	$(8.92)	$(4.82)
Weighted average shares outstanding:
Basic	9,297	9,251
Diluted	9,297	9,251

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended
	January 3, 2026	December 28, 2024
	(Unaudited)	(Unaudited)
Adjusted EBITDA	$(40,286)	$(29,319)
Adjusted net loss	$(48,699)	$(40,737)
Adjusted diluted loss per share	$(5.24)	$(4.40)

(1)
See section titled “GAAP to Non-GAAP Reconciliation

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	January 3, 2026	October 4, 2025	December 28, 2024
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$3,622	$64,340	$11,615
Accounts and other receivables, net	15,855	23,217	29,803
Inventories, net	210,006	207,983	271,087
Prepaid expenses and other current assets	37,548	33,249	29,117
Total current assets	267,031	328,789	341,622
Property and equipment, net	82,394	92,544	96,045
Operating lease right-of-use assets	233,979	252,988	260,835
Goodwill and other intangibles, net	29,871	30,732	214,219
Deferred tax assets	—	—	16,121
Other assets	36,164	36,422	38,151
Total assets	$649,439	$741,475	$966,993
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$45,227	$51,894	$56,208
Accrued expenses and other current liabilities	68,952	82,447	71,528
Operating lease liabilities	73,860	74,720	65,063
Income taxes payable	—	—	1,180
Total current liabilities	188,039	209,061	193,979
Deferred tax liabilities	296	287	-
Operating lease liabilities, noncurrent	170,617	185,076	197,853
Revolving Credit Facility	25,000	—	40,000
Long-term debt, net	752,389	752,055	750,610
Other long-term liabilities	2,948	2,988	4,589
Total liabilities	1,139,289	1,149,467	1,187,031
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 50,000,000 shares authorized and 9,315,970, 9,290,311, and 9,260,400 issued and outstanding as of January 3, 2026, October 4, 2025, and December 28, 2024.	9	9	9
Additional paid-in capital	114,287	113,174	108,722
Retained deficit	(604,146)	(521,175)	(328,769)
Total stockholders’ deficit	(489,850)	(407,992)	(220,038)
Total liabilities and stockholders’ deficit	$649,439	$741,475	$966,993

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Three Month Ended
	January 3, 2026	December 28, 2024
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(82,971)	$(44,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,840	8,237
Equity-based compensation	1,115	1,709
Amortization of deferred financing costs and debt discounts	551	541
Impairment	10,148	—
Inventory impairment	6,371	—
Provision for credit losses	25	284
Deferred income taxes	9	(11,953)
Loss on asset dispositions	(10)	(45)
Changes in operating assets and liabilities:
Accounts and other receivables	7,337	15,380
Inventories, net	(8,394)	(36,804)
Prepaid expenses and other current assets	(4,289)	5,062
Other assets	186	1,439
Accounts payable	(6,667)	(11,414)
Accrued expenses and other current liabilities	(11,280)	(33,148)
Income taxes payable	—	53
Operating lease assets and liabilities, net	(1,105)	145
Net cash used in operating activities	(81,134)	(105,078)
Investing Activities
Purchases of property and equipment	(4,327)	(4,678)
Proceeds from asset dispositions	—	30
Net cash used in investing activities	(4,327)	(4,648)
Financing Activities
Borrowings on revolving credit facility	25,000	40,000
Repayment of long-term debt	—	(27,025)
Payments on finance leases	(110)	(105)
Payment of deferred financing costs	(145)	—
Payments of employee tax withholdings related to restricted stock vesting	(2)	(34)
Net cash provided by financing activities	24,743	12,836
Net decrease in cash and cash equivalents	(60,718)	(96,890)
Cash and cash equivalents, beginning of period	64,340	108,505
Cash and cash equivalents, end of period	$3,622	$11,615
Supplemental Information:
Cash paid for interest	$13,553	$15,694
Cash paid for income taxes, net of refunds received	3	—

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended
	January 3, 2026	December 28, 2024
	(Unaudited)	(Unaudited)
Net loss	$(82,971)	$(44,564)
Interest expense	13,536	15,763
Income tax expense (benefit)	687	(10,899)
Impairment (1)	16,519	-
Depreciation and amortization expense (2)	7,840	8,237
Equity-based compensation expense (3)	1,119	1,741
Strategic project costs (4)	2,775	172
Executive transition costs and other (5)	209	231
Adjusted EBITDA	$(40,286)	$(29,319)

	Three Months Ended
	January 3, 2026	December 28, 2024
	(Unaudited)	(Unaudited)
Net loss	$(82,971)	$(44,564)
Impairment (1)	16,519	—
Equity-based compensation expense (3)	1,119	1,741
Strategic project costs (4)	2,775	172
Executive transition costs and other (5)	209	231
Change in valuation allowance (6)	18,806	2,219
Tax effects of these adjustments (7)	(5,156)	(536)
Adjusted net loss (8)	$(48,699)	$(40,737)

Diluted loss per share	$(8.92)	$(4.82)
Adjusted diluted loss per share	$(5.24)	$(4.40)
Weighted average shares outstanding
Basic	9,297	9,251
Diluted	9,297	9,251

(1)
Represents non-cash charges related asset write offs for certain underperforming stores and certain inventory related to the store and distribution center closings.
(2)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our consolidated statements of operations.
(3)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our consolidated statements of operations.
(4)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. Also included are costs related to the closure of the 80 stores and one distribution center announced, and substantially completed, in the first quarter of 2026. These items are reported in SG&A in our consolidated statements of operations.
(5)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our consolidated statements of operations.
(6)
Represents a non-cash change in valuation allowance for deferred taxes. This item is reported in income tax expense (benefit) in our consolidated statements of operations.
(7)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense in our consolidated statements of operations. The prior period amount has been corrected for an immaterial error reported for the period ended December 28, 2024.
(8)
Amount reported for the three months ended December 28, 2024 reflects a correction of an immaterial error in the “tax effects of these adjustments” amount reported in the first quarter of 2025.